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                                                                    EXHIBIT 10.5

                               JO-ANN STORES, INC.
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN

              (FORMERLY KNOWN AS THE FABRI-CENTERS OF AMERICA, INC.
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN)




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                               JO-ANN STORES, INC.

                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN

         Jo-Ann Stores, Inc. hereby establishes, effective April 1, 1979, this supplemental retirement benefit plan for the purpose of supplementing the retirement benefits of certain officers and other management employees who are selected to participate in the plan in accordance with the terms of this instrument.

                                    ARTICLE I

                                   DEFINITIONS

         For the purpose hereof, the following words and phrases shall have the meanings indicated, unless a different meaning clearly is required by the context:

         1. "Plan" means the supplemental retirement benefit plan as set forth herein, together with all amendments thereto, which Plan shall be called the "Jo-Ann Stores, Inc. Supplemental Retirement Benefit Plan".

         2. "Company" means Jo-Ann Stores, Inc., an Ohio Corporation, its corporate successors, the surviving corporation resulting from any merger or consolidation of Jo-Ann Stores, Inc. with any other corporation or corporations, and any subsidiary of any such corporation or its subsidiaries.

         3. "Employee" means any salaried employee of the Company whose principal responsibilities are executive or managerial, who may or may not be an officer of the Company or a member of its Board of Directors.

         4. "Participant" means any Employee who is selected from time to time by the Board of Directors of the Company to participate in the Plan.

         5. "Retirement" means the cessation of a Participant's active full-time employment with the Company, and the "normal retirement date" with respect to a Participant, means the date on which he attains age 65.




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         6. "Total disability" means incapacity which

         (a) results from bodily or mental ailment or injury to the Participant,

         (b) commences after the date on which he becomes a participant, and

         (c) continuously prevents the Participant from working for pay or profit.

During the first 36 months of total disability, "working" means engaging in the regular occupation, business or profession of the Participant immediately prior to the commencement of total disability; and thereafter "working" means engaging in any occupation, business or profession for which the Participant is or becomes reasonable fitted by education, training or experience. The total and irrecoverable loss of sight of both eyes or of use of both hands, or both feet, or one hand and one foot will be considered to be an incapacity which continuously prevents the Participant from working for pay or profit, whether or not the Participant is prevented from working.

         7. The "Beneficiary" of a Participant or retired Participant means the person or persons who shall have been designated by him from time to time in a writing signed by him and delivered to the Company.

         8. "Maximum Supplemental Retirement Benefit Amount" for each Participant shall be the amount determined by the Board of Directors for such Participant upon his selection as a Participant or such greater amount as the Board of Directors may from time to time determine. The company shall maintain a
Schedule in connection with this Plan on which shall be set forth the name of each Participant and, opposite his name, his maximum Supplemental Retirement Benefit Amount.

                                   ARTICLE II
                     SUPPLEMENTAL NORMAL RETIREMENT BENEFITS

         1. Eligibility. A Participant who retires on or after his normal retirement date shall be eligible for a supplemental normal retirement benefit.

         2. Amount of Payment. The supplemental normal retirement benefit of a Participant who is eligible therefor under this Article shall be an amount equal to his Maximum Supplemental Retirement Benefit Amount (reduced by the total of any amounts previously received by the Participant as supplemental disability retirement benefit payments under Article




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IV of the Plan) and shall be payable in 180 equal consecutive monthly installments. Monthly supplemental normal retirement benefits shall be paid to the retired participant commencing with the month following the month in which he retires, and shall be payable monthly thereafter during the remainder of such 180-month term; provided, however, that if the retired Participant dies before the expiration of the 180-month period beginning with the month in which his supplemental retirement benefit payments commence, monthly payments in the same amount shall be continued to his Beneficiary for the remainder of such 180-month term.



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                                   ARTICLE III
                     SUPPLEMENTAL EARLY RETIREMENT BENEFITS

         1. Eligibility. A Participant who leaves the employ of the Company before his normal retirement date (except for cause or due to total disability) and who, upon leaving, either:

         (a) has been employed by the Company for at least twenty (20) years; or

         (b) has been employed by the Company for at least ten (10) years and has attained age 55; shall be eligible for a supplemental early retirement benefit.

         2. Amount and Payment. The supplemental early retirement benefit of a Participant who is eligible therefor under this Article shall be an amount equal to his Maximum Supplemental Retirement Benefit Amount (reduced by the total of any amounts previously received by the Participant as supplemental disability retirement benefit payments under Article IV of the Plan) reduced by five percent (5%) for each full year by which the date on which the Participant leaves the employ of the Company precedes the date on which the Participant attains age 66; provided, however, that such reduction shall not exceed fifty percent (50%). Payment of a supplemental early retirement benefit shall be made in the same manner as a supplemental normal retirement benefit commencing with the month following the month in which the participant attains age 65.



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                                   ARTICLE IV
                   SUPPLEMENTAL DISABILITY RETIREMENT BENEFITS

         1. Eligibility. A Participant who becomes totally disabled and whose employment with the company is terminated due to such total disability shall be eligible for a supplemental disability retirement benefit.

         2. Amount and Payment. The supplemental disability retirement benefit of a Participant who is eligible therefor under this Article shall be an amount equal to his Maximum Supplemental Retirement Benefit Amount and shall be payable in 240 equal consecutive monthly installments. Monthly supplemental disability retirement benefits shall be paid to the totally disabled Participant's total disability as the Company in its sole discretion shall determine (but in any event not later than the month following the Participant's normal retirement date) and shall be payable monthly thereafter until either (a) the Participant recovers from the total disability prior to his normal retirement date or (b) the 240th monthly supplemental disability retirement benefit payment is made; provided, however, that if the totally disabled Participant dies without having recovered from such total disability prior to his normal retirement date and before the 240th monthly supplemental disability retirement benefit payment is made, monthly supplemental disability retirement benefit payments in the same amount shall be made to this Beneficiary until the 240th monthly supplemental disability retirement benefit payment is made.

         3. Proof of Total Disability. The Company may require, to its satisfaction, certification of a Participant's total disability from a physician acceptable to the Company (a) before any supplemental disability retirement benefit payments are made under this Article and (b) from time to time in the event payment of the supplemental disability retirement benefit commences prior to the Participant's normal retirement date.



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         4. Recovery. In the event a Participant recovers from total disability prior to his normal retirement date and before the 240th supplemental monthly disability retirement benefit payment is made, such payments shall cease. If, following such recovery, the Participant returns to the employ of the Company and subsequently again becomes totally disabled and as a result thereof leaves the employ of the Company, the monthly supplemental disability retirement benefit payments shall resume and continue until a total of 240 such payments have been made in connection with all periods during which the Participant was totally disabled.

                                    ARTICLE V

                                   FORFEITURE

         The right of any Participant to a supplemental retirement benefit will be forfeited or, if payment thereof has begun, all further payments, whether to a Participant or to any person claiming under or through him, will be discounted and forfeited in the event:

         (a) such Participant is discharged for cause (which shall consist solely of disloyalty to the company: the commission of a felonious act in or a determination by the President, or the Board of Directors in the case of an officer of the Company, that the Participant has consistently failed to perform his assigned responsibilities in the best interests of the Company);

         (b) such Participant wrongfully discloses any secret process or trade secret of the Company or any of it's subsidiaries;

         (c) Such Participant engages, either directly or indirectly, as an officer, trustee, employee, consultant, partner, or substantial shareholder, on his own account or in any other capacity in a business venture at any time prior to the expiration of 10 years following his normal retirement date, and which the Company's Board of Directors reasonably shall determine


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to be competitive with the Company to a degree materially contrary to the
Company's best interests; or

         (d) it is discovered following termination of such Participant's employment with the Company that in connection with his employment such Participant committed acts constituting grounds for discharge for cause.

                                   ARTICLE VI

                                 ADMINISTRATION

         The Company shall be responsible for the general administration of the Plan, for carrying out the provisions of the Plan, and for making any required supplemental retirement benefit payments. The Company shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount of any supplemental retirement benefits and all questions pertaining to claims for such benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Company shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Company hereunder shall be final and binding upon all interested parties.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

         The Company reserves the right to amend or terminate the Plan at any time by action of its Board of Director; provided, however, that no such action shall adversely affect any individual who is a Participant under the Plan prior to such amendment or termination or any Participant or Beneficiary who is receiving supplemental retirement benefit payments hereunder.

                                  ARTICLE VIII

                                  MISCELLANEOUS



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         1. Non-Alienation of Rights or Benefits. Neither the Participant nor
any Beneficiary shall encumber or dispose of his right to receive any payments hereunder, which payments or the right thereto are expressly declared to be non-assignable and nontransferable. If a Participant or Beneficiary without the written consent of the Company attempts to assign, transfer, alienate or encumber his right to receive any payment hereunder or permits the same to be subject to alienation, garnishment, attachment, execution or levy of any kind, then thereafter during the life of such Participant or of such Beneficiary, as the case may be, and also during any period in which any Participant's Beneficiary is incapable in the judgement of the Company of attending to his financial affairs, any payment which the Company is required to make hereunder may be made, in the discretion of the Company, directly to such Participant or to such Beneficiary or to any other person for his use or benefit or that of his dependents, if any, including any person furnishing goods or services to or for his use or benefit or the use or benefit of his dependents, if any. Each such payment may be made without the intervention of a guardian, the receipt of the payee shall constitute a complete acquittance to the Company with respect thereto, and the Company shall have no responsibility for the proper application thereof.

         2. No Death Benefit. No benefits shall be payable under this Plan in the event a Participant dies prior to retirement.

         3. Plan Non-Contractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the annual rate of compensation of any such person for any period, and all participants shall remain subject to discharge to the same extent as if this Plan has never been put into effect.


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         4. Interest of Participant. The obligation of the Company under the
Plan to provide the Participant with a supplemental retirement benefit merely constitutes the unsecured promise of the Company to make payments as provided herein, and neither any Participant nor any person claiming under or through any Participant shall have any interest in, or any lien or prior claim upon, the property of the Company. 5. Claims of Other Persons. The provisions of this Plan shall in no event be construed as giving any person, firm or corporation, any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter treated in accordance with the terms and provisions of the Plan.

         5. Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and this Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         6. Governing law. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

         7. Successors and Assigns. This Plan and the obligations created hereunder shall be binding upon the Company and its successors and assigns:


         EXECUTED at Beachwood, Ohio, this 30th day of August, 1982.

                                            JO-ANN STORES, INC.

                                            BY:      /s/ Martin Rosskamm
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                                                     Martin Rosskamm

                                            TITLE:  Chairman of the Board
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                                            AND:     /s/Alan Rosskamm
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                                                     Alan Rosskamm

                                            TITLE:  President
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